UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 18, 2018

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 18, 2018, IZEA, Inc. held a conference call to address questions from investors regarding its announcement of IZEA Crypto on January 16, 2018. During the call, the Company disclosed among other things, that it had a cash balance of over $3.8 million and a balance of approximately $500,000 drawn on its $5 million line of credit as of December 31, 2017. A complete recording of the conference call is available for replay through January 25, 2018 by using the information below and is incorporated into this Item by reference.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13675617

The information furnished in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: January 19, 2018	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer